UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2015

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA	91107
(Address of Principal Executive Offices)	(Zip Code)

(626) 765-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Corporate Transactions Policy

On April 3, 2015, the Board of Directors of Green Dot Corporation (the "Company") adopted a Corporate Transaction Policy (the “Policy”). The Policy applies to all employees of the Company, including the Company’s named executive officers, and provides each employee with 100% acceleration of vesting of all outstanding and unvested equity awards held by the employee in the event of a qualifying termination in connection with a change in control of the Company. For purposes of the Policy, any outstanding and unvested performance-based equity awards will accelerate at “target” or, if no target is specified, any and all outstanding shares still subject to the award will accelerate. Receipt of benefits under the Policy is conditioned upon the employee’s delivery of a release of claims in favor of the Company.

The foregoing description of the Policy is qualified in its entirety by reference to the full text of the Policy, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.01	Green Dot Corporation Corporate Transaction Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci General Counsel and Secretary

Date: April 9, 2015

EXHIBIT INDEX

Number	Description
10.01	Green Dot Corporation Corporate Transaction Policy